[FIRST ROBINSON FINANCIAL CORPORATION LETTERHEAD]


                                  June 26, 2000







Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of First Robinson Financial Corporation (the "Company"), I cordially invite you to attend the annual meeting of stockholders. The meeting will be held at 10:00 a.m. on July 27, 2000 at the Company's office located at East Main Street, Robinson, Illinois.

         An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. This year stockholders are being asked to vote on the election of two directors and the ratification of the appointment of independent auditors for the fiscal year ending March 31, 2001. The Board of Directors unanimously recommends that you vote "FOR" all of the proposals.

         In addition to the annual stockholder vote on corporate business items, the meeting will include management's report to you on the Company's 2000 financial and operating performance.

         I encourage you to attend the meeting in person. Whether or not you attend the meeting, I hope that you will read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save First Robinson Financial Corporation additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

         Thank you for your attention to this important matter.

                                   Sincerely,



                                  RICK L. CATT
                                  President and Chief Executive Officer

                      First Robinson Financial Corporation
                              501 East Main Street
                            Robinson, Illinois 62454
                                 (618) 544-8621


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on July 27, 2000

         Notice is hereby given that the annual meeting of stockholders (the "Meeting") of First Robinson Financial Corporation (the "Company") will be held at the Company's office located at 501 East Main Street, Robinson, Illinois at 10:00 a.m., Robinson, Illinois time, on July 27, 2000.

         A proxy card and a proxy statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.  The election of two directors of the Company;

         2. The ratification of the appointment of Larsson, Woodyard & Henson, LLP as auditors of the Company for the fiscal year ending March 31, 2001;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on June 19, 2000 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                       BY ORDER OF THE BOARD OF DIRECTORS



                       Rick L. Catt
                       President and Chief Executive Officer


Robinson, Illinois
June 26, 2000



    IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
       OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.
           A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                      First Robinson Financial Corporation
                              501 East Main Street
                            Robinson, Illinois 62454
                                 (618) 544-8621
                           --------------------------

                                 PROXY STATEMENT
                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           To be held on July 27, 2000


         This proxy statement is furnished in connection with the solicitation, on behalf of the Board of Directors of First Robinson Financial Corporation (the "Company"), the parent company of First Robinson Savings Bank, National Association (the "Bank"), of proxies to be used at the annual meeting of stockholders of the Company (the "Meeting") which will be held at the Company's office located at 501 East Main Street, Robinson, Illinois on July 27, 2000, at 10:00 a.m., Robinson, Illinois time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about June 26, 2000.


         At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of two directors and the appointment of Larsson, Woodyard & Henson, LLP as independent auditors for the Company for the fiscal year ending March 31, 2001.

Vote Required and Proxy Information

         All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the director nominees and the proposal set forth in this proxy statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting of Stockholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         The directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The affirmative vote by the holders of a majority of the votes cast at the Meeting shall be the act of the stockholders on all other proposals. Broker non-votes have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to the Secretary, First Robinson Financial Corporation, 501 East Main Street, Robinson, Illinois 62454.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on June 19, 2000 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 607,603 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of those persons or entities known by management to beneficially own more than five percent of the Common Stock and all directors and executive officers of the Company and the Bank as a group.


                                                                                            Shares
                                                                                         Beneficially    Percent
                                   Beneficial Owner                                          Owned       of Class
-----------------------------------------------------------------------------------------------------------------------------------
First Robinson Financial Corporation Employee Stock Ownership Plan                          68,770         11.32%
501 East Main Street
Robinson, Illinois  62454(1)

Directors and executive officers of the Company and the Bank,                               109,511        18.02
  as a group (10 persons)(2)

-----------------------

(1) Represents shares held by the Employee Stock Ownership Plan ("ESOP"), 23,168 of which have been allocated to accounts of participants. First Bankers Trust Co., N.A., the trustee of the ESOP, may be deemed beneficially to own the shares held by the ESOP which have not been allocated to the participants. Generally, unallocated shares will be voted in the manner directly by the majority of the ESOP participants who directed the trustee as to the voting of their shares in the ESOP with respect to such issue.
(2) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares allocated to the ESOP accounts of the group members, held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole voting and/or investment power.


                       PROPOSAL I - ELECTION OF DIRECTORS

         The Company's Board of Directors is presently composed of six members, each of whom is also a director of the Bank. Directors of the Company are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify. Approximately one-third of the directors are elected annually.

         The following table sets forth certain information regarding the composition of the Company's Board of Directors, including their terms of office and the nominees for election as directors. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified below. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Meeting "FOR" the election of the nominees identified in the following table. If such nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitutes as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.


                                                                                           Shares of Common
                                                                                          Stock Beneficially     Percent
                                                                Director     Term to           Owned at            of
          Name            Age(1)       Position(s) Held         Since(2)     Expire        June 19, 2000(3)       Class
----------------------------------------------------------------------------------------------------------------------------------
                                                         NOMINEES

James D. Goodwine           38         Director                   1993        2003             11,412            1.88%
Clell T. Keller             75         Director                   1984        2003             16,837            2.77



                                              DIRECTORS CONTINUING IN OFFICE

Scott F. Pulliam            43         Chairman of the Board      1985        2001             16,897           2.78
William K. Thomas           55         Director                   1988        2001             15,761           2.59
Rick L. Catt                47         Director, President and
                                       Chief Executive Officer    1989        2002             35,043           5.77
Donald K. Inboden           67         Director                   1990        2002             17,537           2.89

--------------------------
(1)      At March 31, 2000.
(2)      Includes service as a director of the Bank.
(3) Includes shares held directly as well as shares held in retirement accounts, shares allocated to the ESOP accounts of certain of the named persons, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole voting and/or investment power.


         The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

     Rick L. Catt. Mr. Catt is President and Chief Executive Officer of the Company and the Bank, positions he has held with the Company since its inception in March 1997 and with the Bank since 1989.

     Donald K. Inboden. Mr. Inboden is the former owner of Inboden Seed Inc., a landscaping business located in Robinson, Illinois. He was employed at Marathon Oil Company from 1955 to 1982.

     James D. Goodwine. Mr. Goodwine is a funeral director and Vice President of Goodwine Funeral Homes, Inc., positions he has held since 1986.

     Clell T. Keller. Mr. Keller is currently retired. From 1976 to his retirement, Mr. Keller was the Clerk of the Circuit Court in Crawford County, Illinois.

     Scott F. Pulliam. Since 1983, Mr. Pulliam has practiced as a public accountant in the Robinson, Illinois area.

     William K. Thomas. Since 1976, Mr. Thomas has practiced as an attorney in the Robinson, Illinois area.

Board of Directors' Meetings and Committees

     Board and Committee Meetings of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met 15 times for the year ending March 31, 2000. During fiscal 2000 no director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The Board of Directors of the Company has standing Audit, Nominating and Compensation Committees. The Company does not have a standing executive committee.

     The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also acts on the recommendation by management of an accounting firm to perform the Company's annual audit and acts as a liaison between the independent auditors and the Board. The current members of this committee are Directors Pulliam, Keller, Thomas, Inboden and Goodwine. This Committee met one time during fiscal 2000.

     The entire Board of Directors acts as the Nominating Committee to nominate candidates for membership on the Board of Directors. This committee met one time during fiscal 2000.

     While the Board of Directors will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 30 days prior to the meeting date provided, however, that in the event that less than 40 days' notice of the date of the meeting is given or made to stockholders, notice to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed and such written nomination must contain certain information specified in the Company's Bylaws.

     The Compensation Committee establishes the Company's compensation policies and reviews compensation matters. The current members of this committee are Directors Pulliam, Keller and Thomas. This committee did not meet during fiscal 2000.

     Board and Committee Meetings of the Bank. The Bank's Board of Directors meets at least monthly. During the fiscal year ended March 31, 2000 the Board of Directors held 16 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Board member served during this period.

     The Bank has standing Loan, Building, Nominating, Audit, Personnel and Investment/Asset-Liability Committees.

     The Loan Committee is comprised of all directors. It meets on an as needed basis to review loan requests in excess of $150,000. This committee met 25 times during fiscal 2000.

     The Building Committee is responsible for overseeing the Bank's building, grounds, maintenance, repairs and the like. It is composed of Directors Catt, Inboden and Goodwine. This committee did not meet during fiscal 2000.

     The entire Board of Directors acts as the Nominating Committee, to nominate individuals for election to the Bank's Board of Directors. The committee met one time during fiscal 2000.

     The Audit Committee, composed of Directors Pulliam, Thomas, Inboden, Keller and Goodwine, reviews and receives audit findings from the Bank's internal and external auditors. This committee met twelve times in fiscal 2000.

     The Personnel Committee, composed of Directors Keller, Pulliam and Catt, reviews personnel evaluations and recommends salary adjustments to the entire Board of Directors. This committee met eleven times in fiscal 2000.

     The Investment/Asset-Liability Committee, composed of Director Catt and Vice Presidents Jamie E. McReynolds, William D. Sandiford and W. E. Holt, oversees the Bank's risk management and liquidity/funds management position. They also review the purchases and sales of investments. This committee met twelve times in fiscal 2000.

Director Compensation

     Each director is currently paid a fee of $375 for each regular meeting attended, except for the Chairman of the Board who is paid $405 for each regular meeting attended. Non-employee directors receive committee fees of $100 for each meeting attended, except for the Loan Committee participants who receive a fee of $300 per month reduced by $100 for each missed meeting. Employee directors do not receive fees for participation on any committees.

Executive Officers Who are not Directors

     The business experience for at least the previous five years for the executive officers who do not serve as directors is set forth below.

     Jamie E. McReynolds. Ms. McReynolds, age 36, currently serves as a Vice President, Chief Financial Officer, Secretary and Treasurer of the Company and Bank. She has been employed by the Bank in various capacities since 1986.

     Leslie Trotter, III. Mr. Trotter, age 45, currently serves as a Vice President of the Bank. Mr. Trotter has been employed by the Bank since 1978.

     W. E. Holt. Mr. Holt, age 53, currently serves as Vice President and Senior Loan Officer for the Bank, a position he has held since April 1998. From 1974 to March 1998, Mr. Holt was employed at a national bank in Oblong, Illinois. In the later years at the national bank, he served as a Cashier and a Senior Vice President. He also served on the board of a national bank from 1989 to 1998.

     William D. Sandiford. Mr. Sandiford, age 42, currently serves as a Vice President of the Bank, a position he has held since 1995. From 1992 to 1995, Mr. Sandiford served as a Vice President/Branch Manager of a national bank located in Robinson, Illinois.

Executive Compensation

     The following table sets forth information concerning the compensation paid or accrued by the Company for services rendered by the Company's and the Bank's Chief Executive Officer. No executive officer of the Company had aggregate compensation (salary plus bonus) in excess of $100,000 for the fiscal year ended March 31, 2000.



                           Summary Compensation Table
                                                                             Long-Term Compensation
                           Annual Compensation                                       Awards
                                                             Other Annual   Restricted                    All Other
                               Fiscal    Salary     Bonus    Compensation      Stock        Options/    Compensation
 Name and Principal Position    Year     ($)(2)      ($)         ($)         Award ($)      SARs (#)         ($)
Rick L. Catt, President, Chief  2000    $91,745    $11,497      $ ---       $  ---           ----        $19,244(3)
Executive Officer and Director  1999    $88,382    $14,828      $ ---       $185,351(6)     25,788       $22,763(4)
                                1998(1) $34,832    $ ---        $ ---       $  ---           ----        $ 3,688(5)
====================================== ========== ========= ============== ============= ============= ===============
--------------------

(1) The Company changed its fiscal year from October 31st to March 31st in 1998. The salary and compensation information provided for Mr. Catt for fiscal 1998 is for this five month period.
(2)      Includes salary and board fees.
(3) Includes $2,559 of disability, health and life premiums paid by the Bank. The Bank made $2,000 in contributions to Mr. Catt's Director Retirement Plan account, $795 in discretionary contributions pursuant to the Bank's 401(k) Plan, and various membership fees of $1,932. This amount also represents the Company's contributions to the ESOP on behalf of Mr. Catt. At March 31, 2000, the value of the shares of the Company's common stock allocated to Mr. Catt under the ESOP was $12,498.
(4) Includes $2,426 of disability, health and life premiums paid by the Bank. The Bank made $2,000 in contributions to Mr. Catt's Director Retirement Plan account, $833 in discretionary contributions pursuant to the Bank's 401(k) Plan, and various membership fees of $1,348. At March 31, 1999, the value of the shares of the Company's Common Stock allocated to Mr. Catt under the ESOP was $21, 464.
(5) Includes $936 of life, health and disability premiums paid by the Bank and $2,000 in contributions made by the Bank to Mr. Catt's Director Retirement Plan account, $200 paid by the Bank in discretionary contributions pursuant to the Bank's 401(k) Plan, and various membership fees of $552.

(6) Represents the dollar value based on the closing market price of $17.25 per share of the Company's common stock on the date of grant. The shares of restricted stock vest in five equal annual installments, subject to Mr. Catt's continuous service with the Company or Bank. Any dividends paid on the restricted common stock are paid to Mr. Catt. At March 31, 1999, Mr. Catt had 8,596 shares of the Company's common stock still subject to restrictions with a value, based upon a closing price of $12.12 per share of the Company's common stock as reported on the OTC Electronic Bulletin System at such date of $104,227.


     The following table provides information as to the value of the options held by the Company's Chief Executive Officer during fiscal 2000, none of which have been exercised.


                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                          OPTION VALUES AT MARCH 31, 2000
                                                                                               Value of
                                                              Number of                        Unexercised
                                                              Unexercised                      In-the-Money
                                                              Options at                       Options at
                                                              FY-End (#)                       FY-End ($)(1)
                             Shares
                            Acquired       Value
                           on Exercise    Realized   Exercisable    Unexercisable   Exercisable    Unexercisable
          Name                 (#)          ($)          (#)             (#)            ($)             ($)
Rick L. Catt                   ---         $ ---       15,482           10,306         $-0-            $-0-

========================= ============= ===========================================================================


(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the average of the closing bid and ask of $14.21875 per share of the Common Stock as reported on the OTC Electronic Bulletin System on March 31, 2000.

Certain Transactions

     The Bank has followed a policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

     All loans by the Bank to its directors and executive officers are subject to Office of the Comptroller of the Currency regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law currently requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates. Loans to all directors and executive officers and their associates totaled $104,000 at March 31, 2000, which was 1.12% of the Bank's equity capital at that date. There were no loans outstanding to any director, executive officer or their affiliates at preferential rates or terms which in the aggregate exceeded $60,000 during the two years ended March 31, 2000. All loans to directors and officers were performing in accordance with their terms at March 31, 2000.

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed Larsson, Woodyard & Henson, LLP, independent accountants, to be the Company's auditors for the fiscal year ending March 31, 2001. Representatives of Larsson, Woodyard & Henson, LLP, are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

     The Board of Directors recommends that stockholders vote "For" the ratification of the appointment of Larsson, Woodyard & Henson, LLP, as the Company's independent auditors for the fiscal year ending March 31, 2001.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 501 East Main Street, Robinson, Illinois 62454 no later than February 26, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. Otherwise, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 501 East Main Street, Robinson, Illinois 62454 by June 28, 2001; provided, however, that in the event that less than 40 days' notice of the date of the meeting is given or made to stockholders, the stockholder proposal must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. All stockholder proposals must also comply with the Company's Certificate of Incorporation and Bylaws, and Delaware law.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock (or any other equity securities, of which there is none), to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal year ended March 31, 2000, all Section 16(a) filing requirement applicable to its officers, directors and greater than 10% beneficial owners were complied with. However, Clell Keller inadvertently failed to file a Form 4 to report one transaction during 1998.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.


Robinson, Illinois
June 26, 2000



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